Exhibit 10.15

Intelsat Holdings, Ltd.

North Tower, 2d Floor

90 Pitts Bay Road

Pembroke HM 08, Bermuda

July 3, 2006

Mr. Joseph R. Wright, Jr.

10 Gracie Square, Apt. 7G

New York, NY 10028

Dear Mr. Wright:

Reference is hereby made to the Merger Agreement among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat Holding Corporation (“PanAmSat”), dated as of August 28, 2005 (the “Merger Agreement”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement.

This will confirm that you and Intelsat Holdings, Ltd. (the “Company”) agree, notwithstanding anything to the contrary in the Merger Agreement or in the Company Equity Plans or in the stock option agreement pursuant to which you received or were granted options to purchase shares of PanAmSat common stock (the “Stock Option Agreements”), that:

1. Each option to purchase shares of PanAmSat common stock held by the Executive that are listed on Schedule 2 to the Employment Agreement, dated as of June 28, 2006, between you and Intelsat, Ltd. and the Company (the “Employment Agreement”) shall continue and, except as specifically provided otherwise in paragraph 2 below or in the Employment Agreement, be governed by the terms of the applicable Stock Option Agreement and the terms and conditions of the 2004 Option Plan.

2. The stock options continuing under paragraph 1 above are hereby adjusted so that they represent the right to receive, upon exercise of such stock options, an aggregate of 9,174 shares of common stock of the Company (“Company Common Shares”) (each such option on each such Company Common Share, a “Rollover Option,” and collectively, the “Rollover Options”). The per-share exercise price of each such Rollover Option is hereby adjusted to be $25.

In the event of a conflict between the terms of this letter agreement and the Employment Agreement, the Employment Agreement shall control.

Please indicate your agreement with the foregoing by signing as indicated below.

Very truly yours,

INTELSAT HOLDINGS, LTD.

By: /s/ Phillip L. Spector
Name: Phillip L. Spector
Title: Executive Vice President &
General Counsel

JOSEPH R. WRIGHT, JR.

By: /s/ Joseph R. Wright, Jr.
Name: Joseph R. Wright, Jr.